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                                                                EXHIBIT (xvi)(a)


                      Consent of Independent Accountants



We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 30 to the registration statement on Form S-6 (the "Registration Statement") of our reports dated March 20, 1998, relating to the financial statements of Prudential's Investment Plan Account and Prudential's Annuity Plan Account, which appear in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated February 11, 1998, relating to the financial statements and financial highlights of Prudential's Gilbraltar Fund, Inc., which appears in such Prospectus.


We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated March 5, 1998, relating to the consolidated financial statements of The Prudential Insurance Company of America, which appears in such Prospectus.

We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus.



/s/ PRICE WATERHOUSE LLP

New York, New York
April 24, 1998




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